Exhibit 10.1

AMENDMENT NO. 1 TO

CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 1, dated as of July 17, 2025 (this “Amendment”), to the CONVERTIBLE PROMISSORY NOTE (the “Convertible Note”), dated as of March 31, 2025, by and among WANG & LEE GROUP, Inc., a British Virgin Islands company limited by shares, with office located at 5/F Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong (the “Company”), and ALLIED WORLDWIDE INDUSTRIES LIMITED (the “Holder”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Convertible Note shall be used herein as therein defined.

A. The Company and the Holder entered into a certain securities purchase agreement dated March 12, 2025 pursuant to which the Company, agreed to the entire issued and outstanding share capital of Solar (HK) Limited for the consideration of HK$15,000,000, which shall be satisfied upon completion, through the issuance of the Convertible Note, upon the terms and subject to the conditions set forth therein.

B. In connection with certain discussions with the Holder, the Company desires to amend the Convertible Note as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS. Effective as of the time the Company and the Holder shall have executed and delivered this Amendment (the “Amendment Time”), the following shall occur:

(a) The Convertible Note. As of the Amendment Time, the Convertible Note is hereby amended as follows:

(i) The definition of “Agreement” as defined in the Convertible Note, is hereby amended to include this Amendment. The definition of “Convertible Note”, as defined by each other Transaction Document, is hereby amended to include this Amendment.

(ii) Section 1 of the Convertible Note is hereby amended and added with one new definition as stated below:

“Floor Price” shall mean US$0.30 (or such lower amount as permitted, from time to time, by the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

(iii) Section 3(a) and 3(b) of the Convertible Note is hereby amended and restated as stated below:

(a) Optional Conversion. Subject to the provisions of clause 4 below, the Holder of this Note is entitled any time prior to the 5th year anniversary of the Issue Date to convert (the “Conversion”), the entire or a portion of the non-converted principal amount of this Note into the Company’s ordinary shares (the “Ordinary Shares”) at eighty percent (80%) of the Current Market Price (the “Conversion Price”). The Conversion Price shall in no event be less than the Floor Price.

(b) Automatic Conversion. Any principal amounts outstanding immediately prior to the Maturity Date shall automatically convert on the Maturity Date into such number of Ordinary Shares obtained by dividing (i) the outstanding Principal Amount by (ii) the Conversion Price. The Conversion Price shall in no event be less than the Floor Price.

(iv) Section 3(c) of the Convertible Note is hereby added as stated below:

(c) Stock Dividends and Stock Splits. If the Company, at any time while this Convertible Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of interest on, the Convertible Note), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Ordinary Shares, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2. REPRESENTATIONS AND WARRANTIES

(a) Holder Bring Down. The Holder hereby makes the representations and warranties as to itself only as set forth in the Convertible Note (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment.

(b) Company Bring Down. The Company hereby makes the representations and warranties to the Holder as set forth in the Convertible Note (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment.

3. MISCELLANEOUS

(a) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m. (but in no event prior to 9:15 a.m.), New York time, on the first Trading Day after the date of this Agreement, file a Report of Foreign Issuer on Form 6-K/ describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act, and attaching the form of this Amendment (the “6-K Filing”). From and after the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Amendments and the Transaction Documents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

(b) Acknowledgement; Reaffirmation of Obligations; Consent. The Company hereby confirms and agrees that following the Amendment Time, except as set forth in Section 1 above, the Convertible Note and each of the other Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

(c) General. The provisions of Sections 8, 9, 10, 11 and 12 of the Convertible Note are hereby incorporated by reference herein, mutatis mutandis.

(d) Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Amendment to the Convertible Note to be duly executed as of the date first written above.

COMPANY:

WANG & LEE GROUP, Inc.

By:
Name:	Pui Lung Ho
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Amendment to the Convertible Note to be duly executed as of the date first written above.

HOLDER:

ALLIED WORLDWIDE INDUSTRIES LIMITED

By:
Name:
Title: